AGREEMENT

Made this as of this 1st day of June, 1996, by and among VANGUARD/WELLINGTON FUND, INC., VANGUARD/WINDSOR FUNDS, INC., VANGUARD WORLD FUND, INC., GEMINI II, INC., VANGUARD EXPLORER FUND , INC., VANGUARD/MORGAN GROWTH FUND, INC., VANGUARD/WELLESLEY INCOME FUND, INC., VANGUARD FIXED INCOME SECURITIES FUND, INC., VANGUARD MONEY MARKET RESERVES, INC., VANGUARD MUNICIPAL BOND FUND, INC., VANGUARD PREFERRED STOCK FUND, VANGUARD STAR FUND, VANGUARD PRIMECAP FUND, INC., VANGUARD INDEX TRUST, VANGUARD/TRUSTEES' EQUITY FUND, VANGUARD SPECIALIZED PORTFOLIOS, INC., VANGUARD CALIFORNIA TAX-FREE FUND, VANGUARD NEW YORK INSURED TAX-FREE FUND, VANGUARD PENNSYLVANIA TAX-FREE FUND, VANGUARD OHIO TAX-FREE FUND, VANGUARD FLORIDA INSURED TAX-FREE FUND, VANGUARD CONVERTIBLE SECURITIES FUND, INC., VANGUARD QUANTITATIVE PORTFOLIOS, INC., VANGUARD BOND INDEX FUND, INC., VANGUARD EQUITY INCOME FUND, INC., VANGUARD NEW JERSEY TAX-FREE FUND, VANGUARD ADMIRAL FUNDS, INC., VANGUARD ASSET ALLOCATION FUND, INC., VANGUARD VARIABLE INSURANCE FUND, INC., VANGUARD BALANCED INDEX FUND, INC., VANGUARD INSTITUTIONAL INDEX FUND, VANGUARD INTERNATIONAL EQUITY INDEX FUND, INC., VANGUARD TAX-MANAGED FUND, INC., VANGUARD WHITEHALL FUNDS, INC., AND VANGUARD HORIZON FUND, INC., (hereinafter collectively referred to as "Funds") and THE VANGUARD GROUP, INC. AND VANGUARD MARKETING CORPORATION (hereinafter collectively referred to as "Vanguard").

THIS AGREEMENT is entered into under the following circumstances:

A.       Section 17(g) of the Investment Company Act of 1940 ("the Act") provides that the Securities and Exchange Commission ("SEC") is authorized to require that the officers and employees of registered management investment companies be bonded against larceny and embezzlement, and the SEC has promulgated rules and regulations dealing with this subject ("Rule 17g-1");

B.          Funds and Vanguard are named as joint insureds under the terms of certain bond or policy of insurance with total coverage of $200,000,000 which insures against larceny and embezzlement by officers and employees (the "Bond");

C.          A majority of those members of the Board of Directors (Trustees) of each of the Funds, who are not "interested persons" as defined by Section 2(a)(19) of the Act, have given due consideration to all factors relevant to the form, amount and apportionment of recoveries and premium on such joint insured Bond, and the Board of Directors (Trustees) of each Fund has approved the term and amount of the Bond, the portion of the premium payable by that party, and the manner in which recovery on said Bond, if any, shall be shared by and among the parties hereto as hereinafter set forth; and D.           Funds and Vanguard now desire to enter into the agreement required by Rule 17g- 1 (f) to establish the manner in which recovery on said Bond, if any, shall be shared. NOW, THEREFORE, IT IS HEREBY AGREED by and among the parties as follows:

1.	ALLOCATION OF RECOVERIES

A. In the event of a separate loss or losses under the Bond, the party suffering such loss or losses shall be entitled to be indemnified up to the full amount of the Bond.

B. If more than one of the parties hereto is damaged in a single loss or occurrence for which recovery is received under the Bond, each such party shall receive that portion of the recovery which represents the loss sustained by that party, unless the recovery is inadequate fully to indemnify each such party sustaining a loss.

C. If the recovery is inadequate fully to indemnify each such party sustaining a loss, the recovery shall be allocated among such parties as follows:

(i)           Each party sustaining a loss shall be allocated an amount equal to the lesser of its actual loss or the minimum amount of bond deemed appropriate to be maintained by such party as hereinafter set forth in paragraph 2 hereof and Exhibit A hereof.

(ii)          The remaining portion of the recovery shall be allocated to each party sustaining a loss not fully indemnified by the allocation under subparagraph (i) in ratio of the premium paid by each such party to the premium paid by all such parties.

2. BONDING COVERAGE REQUIRED

Each of the parties hereto has determined that the minimum amount of fidelity bond coverage deemed appropriate to be maintained by it is as set forth opposite its name in Exhibit A hereto and each of the Funds represents and warrants to each of the other parties hereto that the minimum amount of coverage required of it under Rule 17g-l(d)(l) as of May 31, 1996, is not more than reflected opposite its name in Exhibit A hereto. Each of the Funds further agrees that it will determine, immediately following the end of its fiscal quarters, the minimum amount of coverage required of it by Rule 17g-l(1) and will promptly take such steps as may be necessary to insure that its minimum coverage as therein set forth shall at no time be less than the minimum coverage required of it under Rule 17g-1 (d)(1).

3. This Agreement shall apply to the present fidelity bond coverage and any renewal or replacement thereof and shall continue until terminated by any party hereto upon the giving of not less than sixty days' written notice to the other parties hereto.

4. Any dispute arising under this Agreement shall be submitted to arbitration under the Rules of the American Arbitration Association and the decision rendered therein shall be final and binding upon the parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused these presents to be executed as of the date aforesaid.

VANGUARD/WELLINGTON FUND, INC.
VANGUARD/WINDSOR FUNDS, INC.
VANGUARD WORLD FUND, INC.
GEMINI II, INC.
VANGUARD EXPLORER FUND, INC.
VANGUARD/MORGAN GROWTH FUND, INC.
VANGUARD/WELLESLEY INCOME FUND, INC.
VANGUARD FIXED INCOME SECURITIES FUND, INC.
VANGUARD MONEY MARKET RESERVES, INC.
VANGUARD MUNICIPAL BOND FUND, INC.
VANGUARD PREFERRED STOCK FUND
VANGUARD STAR FUND
VANGUARD INDEX TRUST
VANGUARD/TRUSTEES' EQUITY FUND
VANGUARD SPECIALIZED PORTFOLIOS, INC.
VANGUARD PRIMECAP FUND, INC.
VANGUARD CALIFORNIA TAX-FREE FUND
VANGUARD NEW YORK INSURED TAX-FREE FUND
VANGUARD PENNSYLVANIA TAX-FREE FLTND
VANGUARD CONVERTIBLE SECURITIES FUND, INC.
VANGUARD QUANTITATIVE PORTFOLIOS, INC.
VANGUARD BOND INDEX FUND, INC.
VANGUARD EQUITY BOND FUND, INC.
VANGUARD BALANCED INDEX FUND
VANGUARD FLORIDA INSURED TAX-FREE FUND
VANGUARD ADMIRAL FUNDS, INC.
VANGUARD NEW JERSEY TAX-FREE FUND
VANGUARD ASSET ALLOCATION FUND, INC:
VANGUARD OHIO TAX-FREE FUND

VANGUARD VARIABLE INSURANCE FUND, INC.
VANGUARD INSTITUTIONAL INDEX FUND
VANGUARD INTERNATIONAL EQUITY INDEX FUND, INC.
VANGUARD TAX-MANAGED FCTND, INC.
VANGUARD HORIZON FUND, INC.
VANGUARD WHITEHALL FUNDS, INC.
THE VANGUARD GROUP, INC.
VANGUARD MARKETING CORPORATION

BY	/s/ John C. Bogle
John C. Bogle, Chairman, and
Chief Executive Officer

Attest:	/s/ Raymond J Klapinsky
Raymond J. Klapinsky, Secretary

Exhibit A

FIDELITY BOND REOUIREMENTS

AS OF MAY 31, 1996

		Rule 17(g)
		Minimum
	Net Assets	Coverage
Fund	(000,000)(1)	(000)(2)

Vanguard/Windsor Funds
- Windsor Fund	$15,047	$2,500
- Windsor II	12,954	2,500

Vanguard/Trustee's Equity Fund
- United States	145	525
- International	944	1,000

Vanguard World Fund
- U.S. Growth	4,297	2,500
- International Growth	4,774	2,500

Vanguard Specialized Portfolios
- Energy	607	900
- Healthcare	2,146	1,700
- Gold & Precious Metals	676	900
- Utilities Income	679	900
- REIT Index	33	300

Vanguard Index Trust
- 500	22,950	2,500
- Extended Market	1,986	1,500
- Total Stock Market	2,158	1,700
- Value	731	900
- Growth	485	750
- Small Capitalization Stock	1,449	1,250

Vanguard International Equity Index Fund
- European	1,233	1,250
- Pacific	993	1,000
- Emerging Markets	477	1,000
- Total International	32	300

Vanguard Bond Index Fund
- Total Bond Market	2,525	1,900
- Short-Term Bond	276	750
- Intermediate-Term Bond	415	750
- Long Term Bond	32	300

		Rule 17(g)
		Minimum
	Net Assets	Coverage
Fund	(000,000)(1)	(000) (2)

Vanguard Fixed Income Securities Fund
- Short-Term Corporate	3,936	2,300
- Short-Term Federal	1,333	1,250
- Short-Tern U. S. Treasury Bond	929	1,000
- Intermediate-Term U.S. Treasury Bond	1,197	1,250
- Intermediate-Term Corporate	481	750
- Long-Term U.S. Treasury Bond	860	1,000
- GNMA	6,940	2,500
- Long-Term Corporate	3,247	2,100
- High Yield Corporate	3,059	2,100

Vanguard Admiral Funds
- U.S. Treasury Money Market	2,417	1,700
- Short-Term U.S. Treasury	427	750
- Intermediate-Term U.S. Treasury	592	900
- Long-Term U.S. Treasury	169	600

Vanguard Money Market Reserves
- Prime	19,789	2,500
- Federal	2,806	1,900
- U.S. Treasury	2,757	1,900
- Prime Institutional	844	1,000

Vanguard Variable Insurance Fund
- Money Market	247	600
- High Grade Bond	137	525
- Balanced	324	750
- Equity Income	134	525
- Equity Index	378	750
- Growth	245	600
- International	151	600
- High Yield Bond	8(3)	175
- Small Company Growth	31(3)	300

Vanguard Municipal Bond Fund
- Money Market	4,339	2,500
- Short-Term	1,398	1,250
- Limited-Term	1,730	1,500
- Intermediate-Term	5,803	2,500
- Long-Term	1,082	1,250
- High Yield	1,942	1,500
- Insured Long Term	1942	1,500

		Rule 17(g)
		Minimum
	Net Assets	Coverage
Fund	(000,000)(1)	(000)(2)

Vanguard California Tax-Free Fund
- Money Market	1,277	1,250
- Insured Intermediate-Term	263	750
- Insured Long-Term	975	1,000

Vanguard New Jersey Tax-Free Fund
- Money Market	884	1,000
- Insured Long-Term	793	1,000

Vanguard Pennsylvania Tax-Free Fund
- Money Market	1,302	1,250
- Insured Long-Term	1,560	1,500

Vanguard Ohio Tax-Free Fund
- Money Market	197	600
- Insured Long Term	202	600

Vanguard Florida Insured Tax-Free Fund	452	750
Vanguard Explorer Fund	2,219	1,700
Vanguard Equity Income Fund	1,234	1,250
Vanguard/Morgan Growth Fund	1,833	1,500
Vanguard PRIMECAP Fund	3,856	1,500
Vanguard Quantitative Portfolios	1,119	1,250
Gemini II	414	750
Vanguard Asset Allocation Fund	2,119	1,700
Vanguard Balanced Index Fund	658	900
Vanguard Convertible Securities Fund	164	600
Vanguard Preferred Stock Fund	286	750
Vanguard/Wellesley Income Fund	6,911	2,500
Vanguard/Wellington Fund	13,954	2,500
Vanguard New York Insured Tax-Free Fund	876	1,000
Vanguard Institutional Index Fund	8,941	2,500
Vanguard STAR Fund (4)
- STAR	5,316	2,500
- Life Income	137	525
- Life Conservative Growth	322	750
- Life Moderate Growth	461	750
- Life Growth	393	750
Vanguard Tax-Managed Fund
- Growth and Income	159	600
- Capital Appreciation	390	750
- Balanced	52	400

		Rule 17(g)
		Minimum
	Net Assets	Coverage
Fund	(000,000)(1)	(000)(2)

Vanguard Horizon Fund
- Aggressive Growth	113	525
- Capital Opportunity	111	525
- Global Asset Allocation	68	450
- Global Equity	63	450

Vanguard Whitehall Funds
- Selected Value	62	400

	$209,836(5)	$113,625

(1)As of May 31,1996
(2)The maximum bond required for an investment company by the 1940 Act is $2,500,000.
(3)As of June 4, 1996.
(4)Not a member of The Vanguard Group.
(5)Assets of Vanguard STAR Fund ($6,629) are counted twice.